Robinhood Reports Fourth Quarter and Full Year 2024 Results

Q4 Revenues up 115% year-over-year to a record $1.01 billion.
Q4 Net Deposits grow to a record $16 billion.
Q4 Gold Subscribers up 86% year-over-year to a record 2.6 million.
Q4 Net Income up over 10X year-over-year to a record $916 million, or Diluted EPS of a record $1.01.
Q4 Adjusted EBITDA up over 300% year-over-year to a record $613 million.

MENLO PARK, Calif. – February 12, 2025 – Robinhood Markets, Inc. (“Robinhood”) (NASDAQ: HOOD) today announced financial results for the fourth quarter and full year of 2024, which ended December 31, 2024.

“We hit the gas on product development in 2024 with a new platform for active traders, Gold Card launch, an expanded UK and EU product suite, and much more,” said Vlad Tenev, CEO and Co-Founder of Robinhood. “We see a huge opportunity ahead of us as we work toward enabling anyone, anywhere, to buy, sell, or hold any financial asset and conduct any financial transaction through Robinhood.”

“Q4 was a record-breaking quarter that caps off a record-setting year in 2024,” said Jason Warnick, Chief Financial Officer of Robinhood. “For both the quarter and full year, we reached new highs for Assets Under Custody, Net Deposits, Gold Subscribers, Revenues, Net Income, Adjusted EBITDA, and EPS. We’re entering 2025 with strong momentum as we remain focused on delivering another year of profitable growth."

Fourth Quarter Results:
•Total net revenues increased 115% year-over-year to $1.01 billion.
◦Transaction-based revenues increased over 200% year-over-year to $672 million, primarily driven by cryptocurrencies revenue of $358 million, up over 700%, options revenue of $222 million, up 83%, and equities revenue of $61 million, up 144%.
◦Net interest revenues increased 25% year-over-year to $296 million, primarily driven by growth in interest-earning assets, partially offset by a lower federal funds rate.
◦Other revenues increased 31% year-over-year to $46 million, primarily due to increased Gold subscription revenues.
•Net income increased over 10X year-over-year to $916 million, or diluted earnings per share (EPS) of $1.01, compared to $30 million, or diluted EPS of $0.03, in Q4 2023. Q4 2024 net income included:
◦a $369 million deferred tax benefit ($0.41 of diluted EPS), primarily from the release of the Company's valuation allowance on most of its net deferred tax assets.
◦a $55 million benefit ($0.06 of diluted EPS) due to a reversal of an accrual as part of a regulatory settlement.
•Total operating expenses increased 3% year-over-year to $458 million, including a $55 million benefit due to a reversal of an accrual as part of a regulatory settlement.
◦Adjusted Operating Expenses and Share-Based Compensation (SBC) (non-GAAP) increased 14% year-over-year to $508 million, which includes Adjusted Operating Expenses (non-GAAP) of $431 million and SBC of $77 million.
•Adjusted EBITDA (non-GAAP) increased over 300% year-over-year to $613 million.
•Funded Customers increased 8% year-over-year to 25.2 million.
◦Investment Accounts increased by 10% year-over-year to 26.2 million.
•Assets Under Custody (AUC) increased 88% year-over-year to $193 billion, driven by continued Net Deposits and higher equity and cryptocurrency valuations.
•Net Deposits were $16.1 billion, an annualized growth rate of 42% relative to AUC at the end of Q3 2024. Over the past twelve months, Net Deposits were $50.5 billion, a growth rate of 49% relative to AUC at the end of Q4 2023.
•Average Revenue Per User (ARPU) increased by 102% year-over-year to $164.
•Gold Subscribers increased by 1.2 million, or 86%, year-over-year to 2.6 million.
•Cash and cash equivalents totaled $4.3 billion compared with $4.8 billion at the end of Q4 2023.
•Share repurchases were $160 million, representing 5.3 million shares of our Class A common stock at an average price per share of $29.79.

Full Year Results:
•Total net revenues increased 58% year-over-year to $2.95 billion.
•Net income increased $1.95 billion year-over-year to $1.41 billion, or diluted EPS of $1.56, compared to a net loss of $0.54 billion, or diluted EPS of -$0.61, in 2023.
◦2024 included a deferred tax benefit of $369 million, primarily from the release of the Company's valuation allowance on most of its net deferred tax assets.
◦2023 included an expense of $485 million from the 2021 Founders Award Cancellation.
•Total operating expenses decreased 21% year-over-year to $1.90 billion.
◦Adjusted Operating Expenses and SBC decreased 16% year-over-year to $1.94 billion, which includes Adjusted Operating Expenses of $1.63 billion and SBC of $304 million.
◦Adjusted Operating Expenses and SBC excluding the 2021 Founders Award Cancellation (non-GAAP) increased 7% year-over-year.
•Adjusted EBITDA increased 167% year-over-year to $1.43 billion, compared to $536 million in 2023.
•Share repurchases were $257 million, representing 10.4 million shares of our Class A common stock at an average price per share of $24.78 as we make progress on our $1 billion share repurchase program.

Highlights

Strong product momentum drove record growth in 2024 as Robinhood delivers on roadmap

•Expanding Access to Crypto Across the U.S. and EU - Crypto notional volumes increased over 400 percent year-over-year, reaching $71 billion in Q4 2024. Since the start of Q4, Robinhood has also added seven crypto assets in the U.S. and launched Ethereum (ETH) staking in the EU. In June 2024, Robinhood entered into an agreement to acquire Bitstamp, the world's longest running cryptocurrency exchange serving institutional and retail customers internationally. The acquisition is subject to customary closing conditions, including regulatory approvals, and is expected to close in the first half of 2025.

•Establishing Ourselves as the #1 Platform for Active Traders - Last month, Robinhood made index options available to all customers and started to roll out futures trading directly in-app, allowing customers to trade stock indexes, energy, currency, metals and crypto. Additionally, since launching in October 2024, Robinhood Legend - the desktop trading platform built for active traders - has added nearly 30 additional indicators and rolled out crypto trading.

•Robinhood Expands Global Ambitions - Robinhood announced plans to expand into the Asia-Pacific region in 2025, with Singapore serving as its local headquarters. Earlier this week, Robinhood also started to offer options trading to its UK customers.

•Robinhood Gold Membership Continues to Climb - Robinhood Gold subscribers hit 2.6 million, with an adoption rate of over 10 percent in Q4. In addition, the Robinhood Gold Credit Card reached over 100 thousand cardholders and we have plans to continue expanding the cardholder base in 2025.

•Stepping Into the Investment Advisory Space - In November 2024, Robinhood entered into an agreement to acquire TradePMR, a custodial and portfolio management platform for Registered Investment Advisors with over 25 years in the industry and over $40 billion in assets under administration at the time of signing. The acquisition is subject to customary closing conditions, including regulatory approvals, and is expected to close in the first half of 2025.

Additional Q4 2024 Operating Data

•Retirement AUC increased over 600% year-over-year to $13.1 billion.
•Cash Sweep increased 59% year-over-year to $26.1 billion.
•Margin Book increased 126% year-over-year to $7.9 billion.
•Equity Notional Trading Volumes increased 154% year-over-year to $423 billion.
•Options Contracts Traded increased 61% year-over-year to 477 million.
•Crypto Notional Trading Volumes increased over 400% year-over-year to $71.0 billion.

Conference Call and Livestream Information

Robinhood will host a video call to discuss its results at 2 p.m. PT / 5 p.m. ET today, February 12, 2025. The video call can be accessed at investors.robinhood.com, along with the earnings press release and accompanying slide presentation. The event will also be live streamed to YouTube and X.com via Robinhood's official channels, @RobinhoodApp.

Following the call, a replay and transcript will also be available at investors.robinhood.com.

Financial Outlook

The paragraph below provides information on our 2025 expense plan and outlook. We are not providing a 2025 outlook for total operating expenses and have not reconciled our 2025 outlook for Adjusted Operating Expenses and SBC to the most directly comparable GAAP financial measure, total operating expenses, because we are unable to predict with reasonable certainty the impact of certain items without unreasonable effort. These items include, but are not limited to, provisions for credit losses and significant regulatory expenses which may be material and could have a significant impact on total operating expenses for 2025.

Our 2025 expense plan includes growth investments in new products, features, and international expansion while also getting more efficient in our existing businesses. Our outlook for combined Adjusted Operating Expenses and SBC for full-year 2025 is $2.0 billion to $2.1 billion. This expense outlook does not include provisions for credit losses, costs related to TradePMR or Bitstamp, potential significant regulatory matters, or other significant expenses (such as impairments, restructuring charges, and other business acquisition- or disposition-related expenses) that may arise or accruals we may determine in the future are required, as we are unable to accurately predict the size or timing of such matters, expenses or accruals at this time.

Actual results might differ materially from our outlook due to several factors, including the rate of growth in Funded Customers and our effectiveness to cross-sell products which affects variable marketing costs, the degree to which we are successful in managing credit losses and preventing fraud, and our ability to manage web-hosting expenses efficiently, among other factors. See “Non-GAAP Financial Measures” for more information on Adjusted Operating Expenses and SBC, including significant items that we believe are not indicative of our ongoing expenses that would be adjusted out of total operating expenses (GAAP) to get to Adjusted Operating Expenses and SBC (non-GAAP) should they occur.

About Robinhood

Robinhood Markets, Inc. (NASDAQ: HOOD) transformed financial services by introducing commission-free stock trading and democratizing access to the markets for millions of investors. Today, Robinhood lets you trade stocks, options, futures (which includes options on futures, swaps, and event contracts), and crypto, invest for retirement, and earn with Robinhood Gold. Headquartered in Menlo Park, California, Robinhood puts customers in the driver's seat, delivering unprecedented value and products intentionally designed for a new generation of investors. Additional information about Robinhood can be found at www.robinhood.com.

Robinhood uses the “Overview” tab of its Investor Relations website (accessible at investors.robinhood.com/overview) and its Newsroom (accessible at newsroom.aboutrobinhood.com), as means of disclosing information to the public in a broad, non-exclusionary manner for purposes of the U.S. Securities and Exchange Commission's (“SEC”) Regulation Fair Disclosure (Reg. FD). Investors should routinely monitor those web pages, in addition to Robinhood’s press releases, SEC filings, and public conference calls and webcasts, as information posted on them could be deemed to be material information.

“Robinhood” and the Robinhood feather logo are registered trademarks of Robinhood Markets, Inc. All other names are trademarks and/or registered trademarks of their respective owners.

Contacts

Investors:
ir@robinhood.com

Press:
press@robinhood.com

ROBINHOOD MARKETS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,
(in millions, except share and per share data)	2023	2024
Assets
Current assets:
Cash and cash equivalents	$4,835	$4,332
Cash, cash equivalents, and securities segregated under federal and other regulations	4,448	4,724
Receivables from brokers, dealers, and clearing organizations	89	471
Receivables from users, net	3,495	8,239
Securities borrowed	1,602	3,236
Deposits with clearing organizations	338	489
User-held fractional shares	1,592	2,530
Held-to-maturity investments	413	398
Prepaid expenses	63	75
Deferred customer match incentives	11	100
Other current assets	196	509
Total current assets	17,082	25,103
Property, software, and equipment, net	120	139
Goodwill	175	179
Intangible assets, net	48	38
Non-current held-to-maturity investments	73	—
Non-current deferred customer match incentives	19	195
Other non-current assets, including non-current prepaid expenses of $4 as of December 31, 2023 and $17 as of December 31, 2024	107	533
Total assets	$17,624	$26,187
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$384	$397
Payables to users	5,097	7,448
Securities loaned	3,547	7,463
Fractional shares repurchase obligation	1,592	2,530
Other current liabilities	217	266
Total current liabilities	10,837	18,104
Other non-current liabilities	91	111
Total liabilities	10,928	18,215
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value. 210,000,000 shares authorized, no shares issued and outstanding as of December 31, 2023 and December 31, 2024.	—	—
Class A common stock, $0.0001 par value. 21,000,000,000 shares authorized, 745,401,862 shares issued and outstanding as of December 31, 2023; 21,000,000,000 shares authorized, 764,903,997 shares issued and outstanding as of December 31, 2024.	—	—
Class B common stock, $0.0001 par value. 700,000,000 shares authorized, 126,760,802 shares issued and outstanding as of December 31, 2023; 700,000,000 shares authorized, 119,588,986 shares issued and outstanding as of December 31, 2024.	—	—
Class C common stock, $0.0001 par value. 7,000,000,000 shares authorized, no shares issued and outstanding as of December 31, 2023 and December 31, 2024.	—	—
Additional paid-in capital	12,145	12,008
Accumulated other comprehensive loss	(3)	(1)
Accumulated deficit	(5,446)	(4,035)
Total stockholders’ equity	6,696	7,972
Total liabilities and stockholders’ equity	$17,624	$26,187

ROBINHOOD MARKETS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		YOY% Change	Three Months Ended September 30,	QOQ% Change
(in millions, except share, per share, and percentage data)	2023	2024		2024
Revenues:
Transaction-based revenues	$200	$672	236%	$319	111%
Net interest revenues	236	296	25%	274	8%
Other revenues	35	46	31%	44	5%
Total net revenues	471	1,014	115%	637	59%

Operating expenses(1)(2):
Brokerage and transaction	32	50	56%	39	28%
Technology and development	197	208	6%	205	1%
Operations	26	29	12%	27	7%
Provision for credit losses	14	19	36%	23	(17)%
Marketing	43	82	91%	59	39%
General and administrative	133	70	(47)%	133	(47)%
Total operating expenses	445	458	3%	486	(6)%

Other income, net	3	2	(33)%	2	—%
Income before income taxes	29	558	NM	153	265%
Provision for (benefit from) income taxes	(1)	(358)	NM	3	NM
Net income	$30	$916	NM	$150	511%
Net income attributable to common stockholders:
Basic	$30	$916		$150
Diluted	$30	$916		$150
Net income per share attributable to common stockholders:
Basic	$0.03	$1.04		$0.17
Diluted	$0.03	$1.01		$0.17
Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	867,298,537	883,884,676		884,108,545
Diluted	883,227,967	907,767,796		905,544,750

ROBINHOOD MARKETS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Year Ended December 31,		YOY% Change
(in millions, except share, per share, and percentage data)	2023	2024
Revenues:
Transaction-based revenues	$785	$1,647	110%
Net interest revenues	929	1,109	19%
Other revenues	151	195	29%
Total net revenues	1,865	2,951	58%

Operating expenses(1)(2):
Brokerage and transaction	146	164	12%
Technology and development	805	818	2%
Operations	116	112	(3)%
Provision for credit losses	43	76	77%
Marketing	122	272	123%
General and administrative	1,169	455	(61)%
Total operating expenses	2,401	1,897	(21)%

Other income, net	3	10	233%
Income (loss) before income taxes	(533)	1,064	NM
Provision for (benefit from) income taxes	8	(347)	NM
Net income (loss)	(541)	1,411	NM
Net income (loss) attributable to common stockholders:
Basic	$(541)	$1,411
Diluted	$(541)	$1,411
Net income (loss) per share attributable to common stockholders:
Basic	$(0.61)	$1.60
Diluted	$(0.61)	$1.56
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	890,857,659	881,113,156
Diluted	890,857,659	906,171,504

ROBINHOOD MARKETS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
________________
(1) The following table presents operating expenses as a percent of total net revenues:

	Three Months Ended December 31,		Three Months Ended September 30,	Year Ended December 31,
	2023	2024	2024	2023	2024
Brokerage and transaction	7%	5%	6%	8%	5%
Technology and development	42%	20%	32%	43%	28%
Operations	6%	3%	4%	6%	4%
Provision for credit losses	2%	2%	4%	3%	3%
Marketing	9%	8%	9%	7%	9%
General and administrative	28%	7%	21%	63%	15%
Total operating expenses	94%	45%	76%	130%	64%

(2)    The following table presents the SBC on our unaudited condensed consolidated statements of operations for the periods indicated:

	Three Months Ended December 31,			Three Months Ended September 30,	Year Ended December 31,
(in millions)	2023	2024		2024	2023	2024
Brokerage and transaction	$1	$2		$2	$7	9
Technology and development	50	48		48	211	192
Operations	2	2		1	8	7
Marketing	2	2		3	5	8
General and administrative	26	23		25	640	88
Total SBC	$81	$77	$—	$79	$871	$304

ROBINHOOD MARKETS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2023	2024	2023	2024
Operating activities:
Net income (loss)	$30	$916	$(541)	$1,411
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	17	22	71	77
Impairment of long-lived assets	4	—	5	2
Provision for credit losses	14	19	43	76
Deferred income taxes	—	(369)	—	(369)
Share-based compensation	81	77	871	304
Other	1	—	3	(2)
Changes in operating assets and liabilities:
Securities segregated under federal and other regulations	—	(397)	—	(397)
Receivables from brokers, dealers, and clearing organizations	(26)	(332)	(13)	(382)
Receivables from users, net	204	(2,621)	(298)	(4,592)
Securities borrowed	(398)	468	(1,085)	(1,634)
Deposits with clearing organizations	(63)	(25)	(152)	(151)
Current and non-current prepaid expenses	11	16	37	(25)
Current and non-current deferred customer match incentives	(20)	(63)	(30)	(265)
Other current and non-current assets	(19)	(404)	(18)	(415)
Accounts payable and accrued expenses	(11)	(63)	134	(35)
Payables to users	772	1,184	396	2,351
Securities loaned	302	157	1,713	3,916
Other current and non-current liabilities	61	15	45	(27)
Net cash provided by (used in) operating activities	960	(1,400)	1,181	(157)
Investing activities:
Purchases of property, software, and equipment	(1)	(4)	(2)	(13)
Capitalization of internally developed software	(5)	(11)	(19)	(37)
Business acquisition, net of cash and cash equivalents acquired	(3)	—	(93)	(6)
Asset acquisition, net of cash acquired	—	—	—	(3)
Purchases of held-to-maturity investments	(108)	(87)	(759)	(556)
Proceeds from maturities of held-to-maturity investments	115	219	282	658
Purchases of credit card receivables by Credit Card Funding Trust	—	(509)	—	(748)
Collections of purchased credit card receivables	—	426	—	556
Proceeds from sales and maturities of available-for-sale investments	—	—	10	—
Other	(1)	—	(1)	1
Net cash provided by (used in) investing activities	(3)	34	(582)	(148)
Financing activities:
Proceeds from exercise of stock options, net of repurchases	3	8	5	18
Proceeds from issuance of common stock under the Employee Share Purchase Plan	5	6	14	16
Taxes paid related to net share settlement of equity awards	(3)	(89)	(12)	(244)
Repurchase of Class A common stock	—	(160)	(608)	(257)
Draws on credit facilities	—	10	20	22
Repayments on credit facilities	—	(10)	(20)	(22)
Borrowings by the Credit Card Funding Trust	—	37	—	132
Repayments on borrowings by the Credit Card Funding Trust	—	—	—	(1)
Change in principal collected from customers due to Coastal Bank	4	21	1	6
Payments of debt issuance costs	—	(1)	(10)	(15)
Net cash provided by (used in) financing activities	9	(178)	(610)	(345)
Effect of foreign exchange rate changes on cash and cash equivalents	—	(2)	—	(1)
Net increase (decrease) in cash, cash equivalents, segregated cash, and restricted cash	966	(1,546)	(11)	(651)
Cash, cash equivalents, segregated cash, and restricted cash, beginning of the period	8,380	10,241	9,357	9,346
Cash, cash equivalents, segregated cash, and restricted cash, end of the period	$9,346	$8,695	$9,346	$8,695

ROBINHOOD MARKETS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

Reconciliation of cash, cash equivalents, segregated cash and restricted cash, end of the period:
Cash and cash equivalents, end of the period	$4,835	$4,332	$4,835	$4,332
Segregated cash and cash equivalents, end of the period	4,448	4,327	4,448	4,327
Restricted cash in other current assets, end of the period	46	18	46	18
Restricted cash in other non-current assets, end of the period	17	18	17	18
Cash, cash equivalents, segregated cash and restricted cash, end of the period	$9,346	$8,695	$9,346	$8,695
Supplemental disclosures:
Cash paid for interest	$4	$4	$12	$16
Cash paid for income taxes, net of refund received	$—	$4	$9	$18

Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended December 31,		Three Months Ended September 30,	Year Ended December 31,
(in millions)	2023	2024	2024	2023	2024
Net income (loss)	$30	$916	$150	$(541)	$1,411
Net margin	6%	90%	24%	(29)%	48%
Add:
Interest expenses related to credit facilities	6	6	6	23	24
Provision for (benefit from) income taxes	(1)	(358)	3	8	(347)
Depreciation and amortization	17	22	20	71	77
EBITDA (non-GAAP)	52	586	179	(439)	1,165
Add: SBC
SBC Excluding 2021 Founders Award Cancellation	81	77	79	386	304
2021 Founders Award Cancellation	—	—	—	485	—
Significant legal and tax settlements and reserves(1)	—	(50)	10	104	(40)
Adjusted EBITDA (non-GAAP)	$133	$613	$268	$536	$1,429
Adjusted EBITDA margin (non-GAAP)	28%	60%	42%	29%	48%

	Three Months Ended December 31,		Three Months Ended September 30,	Year Ended December 31,
(in millions)	2023	2024	2024	2023	2024
Total operating expenses (GAAP)	$445	$458	$486	$2,401	$1,897
Less: SBC
SBC Excluding 2021 Founders Award Cancellation	81	77	79	386	304
2021 Founders Award Cancellation	—	—	—	485	—
Significant legal and tax settlements and reserves(1)	—	(50)	10	104	(40)
Adjusted Operating Expenses (Non-GAAP)	$364	$431	$397	$1,426	$1,633

Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2023	2024	2023	2024
Total operating expenses (GAAP)	$445	$458	$2,401	$1,897
Less: SBC
SBC Excluding 2021 Founders Award Cancellation	81	77	386	304
2021 Founders Award Cancellation	—	—	485	—
Significant legal and tax settlements and reserves(1)	—	(50)	104	(40)
Adjusted Operating Expenses (Non-GAAP)	364	431	1,426	1,633
Add: SBC
SBC Excluding 2021 Founders Award Cancellation	81	77	386	304
2021 Founders Award Cancellation	—	—	485	—
Adjusted Operating Expenses and SBC (Non-GAAP)	445	508	2,297	1,937
Less: 2021 Founders Award Cancellation	—	—	485	—
Adjusted Operating Expense and SBC excluding the 2021 Founders Award Cancellation (Non-GAAP)	$445	$508	$1,812	$1,937
________________
(1) Amounts for the three months and year ended December 31, 2024 included a $55 million benefit due to a reversal of an accrual as part of a regulatory settlement.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding the expected financial performance of Rsobinhood Markets, Inc. and its consolidated subsidiaries (“we,” “Robinhood,” or the “Company”) and our strategic and operational plans, including (among others) statements regarding that we see a huge opportunity ahead of us as we work toward enabling anyone, anywhere, to buy, sell, or hold any financial asset and conduct any financial transaction through Robinhood; that we're entering 2025 with strong momentum as we remain focused on delivering another year of profitable growth; that we plan to expand into the Asia-Pacific region in 2025, with Singapore serving as our local headquarters; that we plan to continue expanding the cardholder base for the Robinhood Gold Credit Card in 2025; that the acquisitions of Bitstamp and TradePMR are each expected to close in the first half of 2025; and all statements and information under the headings “Financial Outlook”. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “believe,” “may,” “will” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Our forward-looking statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other factors that may cause our actual future results, performance, or achievements to differ materially from any future results expressed or implied in this press release. Reported results should not be considered an indication of future performance. Factors that contribute to the uncertain nature of our forward-looking statements include, among others: our rapid and continuing expansion, including continuing to introduce new products and services on our platforms as well as geographic expansion; the difficulty of managing our business effectively, including the size of our workforce, and the risk of declining or negative growth; the fluctuations in our financial results and key metrics from quarter to quarter; our reliance on transaction-based revenue, including payment for order flow (“PFOF”), the risk of new regulation or bans on PFOF and similar practices, and the addition of our new fee-based model for cryptocurrency; our exposure to fluctuations in interest rates and rapidly changing interest rate environments; the difficulty of raising additional capital (to provide liquidity needs and support business growth and objectives) on reasonable terms, if at all; the need to maintain capital levels required by regulators and self-regulatory organizations; the risk that we might mishandle the cash, securities, and cryptocurrencies we hold on behalf of customers, and our exposure to liability for processing, operational, or technical errors in clearing functions; the impact of negative publicity on our brand and reputation; the risk that changes in business, economic, or political conditions that impact the global financial markets, or a systemic market event, might harm our business; our dependence on key employees and a skilled workforce; the difficulty of complying with an extensive, complex, and changing regulatory environment and the need to adjust our business model in response to new or modified laws and regulations; the possibility of adverse developments in pending litigation and regulatory investigations; the effects of competition; our need to innovate and acquire or invest in new products, services, technologies, and geographies in order to attract and retain customers and deepen their engagement with us in order to maintain growth; our reliance on third parties to perform some key functions and the risk that processing, operational or technological failures could impair the availability or stability of our platforms; the risk of cybersecurity incidents, theft, data breaches, and other online attacks; the difficulty of processing customer data in compliance with privacy laws; our need as a regulated financial services company to develop and maintain effective compliance and risk management infrastructures; the risks associated with incorporating artificial intelligence technologies into some of our products and processes; the volatility of cryptocurrency prices and trading volumes; the risk that our platforms and services could be exploited to facilitate illegal payments; and the risk that substantial future sales of Class A common stock in the public market, or the perception that they may occur, could cause the price of our stock to fall. Because some of these risks and uncertainties cannot be predicted or quantified and some are beyond our control, you should not rely on our forward-looking statements as predictions of future events. More information about potential risks and uncertainties that could affect our business and financial results can be found in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, as well as in our other filings with the SEC, all of which are available on the SEC’s web site at www.sec.gov. Moreover, we operate in a very competitive and rapidly changing environment; new risks and uncertainties may emerge from time to time, and it is not possible for us to predict all risks nor identify all uncertainties. The events and circumstances reflected in our forward-looking statements might not be achieved and actual results could differ materially from those projected in the forward-looking statements. Except as otherwise noted, all forward-looking statements in this press release are made as of the date of this press release, February 12, 2025, and are based on information and estimates available to us at this time. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Except as required by law, Robinhood assumes no obligation to update any of the statements in this press release whether as a result of any new information, future events, changed circumstances, or otherwise. You should read this press release with the understanding that our actual future results, performance, events, and circumstances might be materially different from what we expect. All fourth quarter and full year 2024 financial information in this press release is preliminary, based on our estimates and subject to completion of our financial closing procedures. Final results for the full year, which will be reported in our Annual Report on Form 10-K for the year ended December 31, 2024, may vary from the information in this press release. In particular, until our financial statements are issued in our Annual Report on

Form 10-K, we may be required to recognize certain subsequent events (such as in connection with contingencies or the realization of assets) which could affect our final results.

Non-GAAP Financial Measures

We collect and analyze operating and financial data to evaluate the health of our business, allocate our resources and assess our performance. In addition to total net revenues, net income (loss), and other results under GAAP, we utilize non-GAAP calculations of adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”), Adjusted EBITDA Margin, Adjusted Operating Expenses, Adjusted Operating Expenses and SBC, Adjusted Operating Expenses and SBC excluding the 2021 Founders Award Cancellation, and SBC excluding the 2021 Founders Award Cancellation. This non-GAAP financial information is presented for supplemental informational purposes only, should not be considered in isolation or as a substitute for, or superior to, financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this press release.

Adjusted EBITDA

Adjusted EBITDA is defined as net income (loss), excluding (i) interest expenses related to credit facilities, (ii) provision for (benefit from) income taxes, (iii) depreciation and amortization, (iv) SBC, (v) significant legal and tax settlements and reserves, and (vi) other significant gains, losses, and expenses (such as impairments, restructuring charges, and business acquisition- or disposition-related expenses) that we believe are not indicative of our ongoing results.

The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, or because the amount and timing of these items are unpredictable, are not driven by core results of operations, and render comparisons with prior periods and competitors less meaningful. We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our business performance. Moreover, Adjusted EBITDA is a key measurement used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting.

Adjusted EBITDA Margin

Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total net revenues. The most directly comparable GAAP measure is net margin (calculated as net income (loss) divided by total net revenues). We believe Adjusted EBITDA Margin provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our business performance. Adjusted EBITDA Margin is used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting.

Adjusted Operating Expenses

Adjusted Operating Expenses is defined as GAAP total operating expenses minus (i) SBC, (ii) significant legal and tax settlements and reserves, and (iii) other significant expenses (such as impairments, restructuring charges, and business acquisition- or disposition-related expenses) that we believe are not indicative of our ongoing expenses. The amount and timing of the excluded items are unpredictable, are not driven by core results of operations, and render comparisons with prior periods less meaningful. We believe Adjusted Operating Expenses provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our cost structure. Adjusted Operating Expenses is used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting. Starting in Q1 2025, Adjusted Operating Expenses will no longer include provision for credit losses.

Adjusted Operating Expenses and SBC

Adjusted Operating Expenses and SBC is defined as GAAP total operating expenses minus (i) significant legal and tax settlements and reserves and (ii) other significant expenses (such as impairments, restructuring charges, and business acquisition- or disposition-related expenses), that we believe are not indicative of our ongoing expenses. The amount and timing of the excluded items are unpredictable, are not driven by core results of operations, and render comparisons with prior periods less meaningful. Unlike Adjusted Operating Expenses, Adjusted Operating Expenses and SBC does not adjust for SBC. We believe Adjusted Operating Expense and SBC provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our cost structure. Adjusted Operating Expenses and SBC is used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting.

Adjusted Operating Expenses and SBC excluding the 2021 Founders Award Cancellation

Adjusted Operating Expenses and SBC excluding the 2021 Founders Award Cancellation is defined as GAAP total operating expenses minus (i) significant legal and tax settlements and reserves, (ii) other significant expenses (such as impairments, restructuring charges, and business acquisition- or disposition-related expenses), and (iii) the 2021 Founders Award Cancellation, that we believe are not indicative of our ongoing expenses. The amount and timing of the excluded items are unpredictable, are not driven by core results of operations, and render comparisons with prior periods less meaningful. We believe Adjusted Operating Expense and SBC excluding the 2021 Founders Award Cancellation provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our cost structure. Adjusted Operating Expenses and SBC excluding the 2021 Founders Award Cancellation is used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting.

SBC excluding the 2021 Founders Award Cancellation

We define SBC excluding the 2021 Founders Award Cancellation as GAAP SBC minus the impact of the 2021 Founders Award Cancellation, which we do not believe is indicative of our ongoing expenses. The amount and timing of the 2021 Founders Award Cancellation are not driven by core results of operations and renders comparisons with prior periods less meaningful. We believe SBC excluding the 2021 Founders Award Cancellation provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our cost structure. SBC excluding the Founders Award Cancellation is used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting.

Key Performance Metrics

In addition to the measures presented in our unaudited condensed consolidated financial statements, we use the following key performance metrics to help us evaluate our business, identify trends affecting our business, formulate business plans, and make strategic decisions.

Funded Customers

We define a Funded Customer as a unique person who has at least one account with a Robinhood entity and, within the past 45 calendar days (a) had an account balance that was greater than zero (excluding amounts that are deposited into a Funded Customer account by the Company with no action taken by the unique person) or (b) completed a transaction using any such account. Individuals who share a funded joint investing account (which launched in July 2024) are each considered to be a Funded Customer.

Assets Under Custody (“AUC”)

We define AUC as the sum of the fair value of all equities, options, cryptocurrency, futures (including options on futures, swaps, and event contracts), and cash held by users in their accounts, net of receivables from users, as of a stated date or period end on a trade date basis. Net Deposits and net market gains (losses) drive the change in AUC in any given period.

Net Deposits

We define Net Deposits as all cash deposits and asset transfers from customers, as well as dividends, interest, and cash or assets earned in connection with Company promotions (such as account transfer and retirement match incentives and free stock bonuses) received by customers, net of reversals, customer cash withdrawals, margin interest, Gold subscription fees, and assets transferred off of our platforms for a stated period. Prior to the second quarter of 2024, Net Deposits did not include inflows from cash or assets earned in connection with Company promotions and prior to January 2024, Net Deposits did not include inflows from dividends and interest or outflows from Robinhood Gold subscription fees and margin interest, although we have not restated amounts in prior periods as the impact to those figures was immaterial.

Average Revenue Per User (“ARPU”)

We define ARPU as total revenue for a given period divided by the average number of Funded Customers on the last day of that period and the last day of the immediately preceding period. Figures in this press release represent ARPU annualized for each three-month period presented.

Gold Subscribers

We define a Gold Subscriber as a unique person who has at least one account with a Robinhood entity and who, as of the end of the relevant period (a) is subscribed to Robinhood Gold and (b) has made at least one Robinhood Gold subscription fee payment.

Additional Operating Metrics

Retirement AUC

We define Retirement AUC as the total AUC in traditional IRAs and Roth IRAs.

Cash Sweep

We define Cash Sweep as the period-end total amount of participating users’ uninvested brokerage cash that has been automatically “swept” or moved from their brokerage accounts into deposits for their benefit at a network of program banks. This is an off-balance-sheet amount. Robinhood earns a net interest spread on Cash Sweep balances based on the interest rate offered by the banks less the interest rate given to users as stated in our program terms.

Margin Book

We define Margin Book as our period-end aggregate outstanding margin loan balances receivable (i.e., the period-end total amount we are owed by customers on loans made for the purchase of securities, supported by a pledge of assets in their margin-enabled brokerage accounts).

Notional Trading Volume

We define Notional Trading Volume or Notional Volume for any specified asset class as the aggregate dollar value (purchase price or sale price as applicable) of trades executed in that asset class over a specified period of time.

Options Contracts Traded

We define Options Contracts Traded as the total number of options contracts bought or sold over a specified period of time. Each contract generally entitles the holder to trade 100 shares of the underlying stock.

Glossary Terms

2021 Founders Award Cancellation

We define the 2021 Founders Award Cancellation as the cancellation in February 2023 of the 2021 pre-IPO market-based restricted stock units granted to our founders of 35.5 million unvested shares.

Investment Accounts

We define an Investment Account as a funded individual brokerage account, a funded joint investing account, or a funded individual retirement account ("IRA"). As of December 31, 2024, a Funded Customer can have up to four Investment Accounts - individual brokerage account, joint investing account (which launched in July 2024), traditional IRA, and Roth IRA.

Gold Adoption Rate

We define the Gold adoption rate as end of period Gold Subscribers divided by end of period Funded Customers.

Growth Rate and Annualized Growth Rate with respect to Net Deposits

Growth rate is calculated as aggregate Net Deposits over a specified 12 month period, divided by AUC for the fiscal quarter that immediately precedes such 12 month period. Annualized growth rate is calculated as Net Deposits for a specified quarter multiplied by 4 and divided by AUC for the immediately preceding quarter.